ARTICLES OF AMENDMENT
               TO THE ARTICLES OF INCORPORATION OF
                            HJK, LTD.

          Pursuant to the provision of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

          FIRST: The name of the corporation is HJK, LTD.

          SECOND: The following amendment to the Articles of Incorporation of HJK, Inc. was duly adopted by the shareholders of the corporation at a meeting held August 16, 1985, in the manner prescribed by the Utah Business Corporation Act, to-wit:

                         ARTICLE I - NAME

          The name of this corporation is AMCI International, Inc.

          THIRD: The number of shares of the corporation outstanding at the time of the adoption of such amendments was 3,454,300 and the number entitled to vote thereon was 3,454,300.

          FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

                 CLASS                           NUMBER OF SHARES
                Common                       3,454,300

          FIFTH: The number of shares voted for such amendments was 2,193,300 with -0- opposing and -0- abstaining.

          SIXTH: These amendments do not provide for any exchange, reclassification of cancellation of issued shares.

          SEVENTH: These amendments do no effect a change in the stated capital of the corporation.

          IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized have executed the foregoing Articles of Amendment for the corporation 16 TH day of August, 1985.
                                        HJK, LTD.

                                        By/S/Rulon N. Richins
                                        President

Attest:
/s/Bart H. Hickman
Secretary

State of Utah           )
                        )ss.
County of Salt Lake     )
          Subscribed and sworn to before me this 16 th day of 1985.
                                        /s/A. O. Headman
My Commission Expires: 3/21/87
Residing at: Salt Lake City